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              UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549-1004


                                   FORM 8-K


                               CURRENT REPORT
                  PURSUANT TO SECTION 13 OR  15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported) December 3, 2001
                                                       ----------------


                      Commission File Number 33-64325
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                          REUNION INDUSTRIES, INC.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)


        DELAWARE                                    06-1439715
------------------------              ------------------------------------
(State of Incorporation)              (I.R.S. Employer Identification No.)


                      11 STANWIX STREET, SUITE 1400
                      PITTSBURGH, PENNSYLVANIA 15222
       ------------------------------------------------------------
       (Address of principal executive offices, including zip code)


                              (412) 281-2111
           ----------------------------------------------------
           (Registrant's telephone number, including area code)


                              Page 1 of 4 pages.

                         Exhibit index is on page 3.

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ITEM 5.   Other Item.

     On December 4, 2001, the Company issued a public announcement via press release that it would be futher delayed in making its November 1, 2001 semi-annual interest payment of $1.616 million on its 13% Senior Notes due 2003 and to attribute such further delay to the inability to obtain the necessary financing. The Company also announced that failure to make the November 1 interest payment within the thiry-day cure period resulted in an Event of Default as defineD in the Indenture which supports the 13% Senior Notes.

     Reunion further announced its commitment to making its Senior Note interest payment as quickly as possible and has determined to sell core assets, not only to make its interest payment, but strengthen its balance sheet and current liquidity by generating cash and reducing the Company's debt. Reunion stated that management continues to be in regular contact with certain of the Note Holders and holders representing approximately ninety percent of the Senior Notes amount outstanding and that these holders continue to expressed their support of the actions undertaken by the Company to remedy the interest payment default.

     Reunion's management currently believes that it will be able to obtain the necessary funds to honor its obligations. However, there can be no assurance that management will be successful in its efforts.


ITEM 7.   Financial Statements, Proforma Financial Information and Exhibits.
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          (c)  Exhibits

               Exhibit No.     Description of Exhibit
               -----------     ----------------------

                  10.41        Press release dated December 4, 2001


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.


Date:  December 12, 2001                         REUNION INDUSTRIES, INC.
       -----------------                               (Registrant)

                                              By: /s/ John M. Froehlich
                                                  ---------------------
                                                    John M. Froehlich
                                                 Executive Vice President
                                                   of Finance and Chief
                                                    Financial Officer




                                    - 2 -

                                EXHIBIT INDEX

Exhibit No.     Description of Exhibit                                 Page
-----------     ----------------------                                 ----

   10.41        Press release dated December 4, 2001                     4


                                    - 3 -

                                                             EXHIBIT 10.41
                                PRESS RELEASE

                           REUNION INDUSTRIES, INC.

                REUNION INDUSTRIES ANNOUNCES FURTHER DELAY IN
                     MAKING SENIOR NOTES INTEREST PAYMENT

FOR INFORMATION CONTACT:                              FOR IMMEDIATE RELEASE

John M. Froehlich
Chief Financial Officer
412-281-2111

Pittsburgh, Pennsylvania - December 4, 2001 - Reunion Industries, Inc. (Amex -
RUN) announced today that it will be further delayed in making its November 1, 2001 semi-annual interest payment of $1.616 million on its 13% Senior Notes due 2003. Under the terms of the Indenture, the Company had thirty days from November 1, 2001 to cure the interest payment default. Since then, Reunion management has been pursuing several options for obtaining the funds necessary to make its interest payment, including unsecured financing from one or more sources, but was unable to do so within the cure period. This inability to make the interest payment within the thirty-day cure period resulted in an Event of Default as defined in the Indenture. However, management continues to pursue alternative sources of financing.

The Company is committed to making its Senior Note interest payment as quickly as possible and has determined to sell core assets, not only to make its interest payment, but strengthen its balance sheet and current liquidity by generating cash and reducing the Company's debt. Reunion's management continues to be in regular contact with certain of the Note Holders and holders representing approximately ninety percent of the Senior Notes amount outstanding. These holders continue to express their support of the actions undertaken by the Company to remedy the interest payment default.

Reunion's management currently believes that it will be able to obtain the necessary funds to honor its obligations. However, there can be no assurance that management will be successful in its efforts.

Reunion's Metals Group, through its five manufacturing divisions, manufactures and markets a broad range of metal fabricated and machined industrial parts and products, including seamless steel pressure vessels, fluid power cylinders, industrial cranes, leaf springs and storage racks. The Plastics Group manufactures high volume, precision plastics products and thermoset compounds and provides engineered plastics services. Reunion Industries is headquartered at 11 Stanwix Street, Suite 1400, Pittsburgh, Pennsylvania, 15222.

This press release contains forward-looking statements as defined by Section 21E of the Securities Act of 1934, as amended, concerning the Company's expectations about the sales of businesses and estimated proceeds, future results of operations, financial position and cash flows, which are dependent upon future events, including events beyond the control of the Company. Additional information on potential factors and risks that could affect the Company's future operations are contained in the Company's reports and filings with the Securities and Exchange Commission.

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